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Exhibit 99.1

KKR FINANCIAL CORP.

April 4, 2007

Dear Stockholder:

        The Annual Meeting of stockholders of KKR Financial Corp. (the "Company") will be held on Thursday, May 3, 2007, at 11:00 a.m., San Francisco time, in the A.P. Giannini Auditorium at 555 California Street, San Francisco, CA 94104. At the meeting, as further described in the accompanying Proxy Statement/Prospectus, stockholders will be asked to approve the merger under the agreement and plan of merger dated February 9, 2007 among the Company, KKR Financial Merger Corp., a recently formed Maryland corporation ("KKR Financial Merger Corp."), and KKR Financial Holdings LLC, a recently formed Delaware limited liability company ("KKR Financial Holdings LLC") pursuant to which the conversion transaction will be effected, elect twelve directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified, ratify the appointment of the independent accountants of the Company for the fiscal year ending December 31, 2007 and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and sign, date and return the proxy card attached below in the postage-paid envelope provided.

Saturnino S. Fanlo
Chief Executive Officer

YOUR VOTE IS IMPORTANT!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

KKR FINANCIAL CORP.

        The undersigned stockholder of KKR Financial Corp., a Maryland corporation (the "Company"), hereby appoints David A. Netjes, Jeffrey B. Van Horn and Andrew J. Sossen, or any one of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held in the A.P. Giannini Auditorium at 555 California Street, San Francisco, CA 94104, on May 3, 2007, at 11:00 a.m., San Francisco time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement/Prospectus, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the proposal to approve the merger, "for" each of the nominees for director, "for" the appointment of the independent accountants and and "for" each of the other prosposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to Be Signed On Reverse Side.)

PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY

ANNUAL MEETING OF STOCKHOLDERS OF
KKR FINANCIAL CORP.
May 3, 2007
PROXY VOTING INSTRUCTIONS
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	To approve the merger under the agreement and plan of merger among KKR Financial Corp., KKR Financial Merger Corp. and KKR Financial Holdings LLC, pursuant to which the conversion transaction will be effected.	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as KKR Financial Corp.'s independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐
2.	The election of twelve directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified:				4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder.
NOMINEES:
☐	FOR ALL NOMINEES	☐	William F. Aldinger
		☐	Tracy L. Collins
		☐	Kenneth M. deRegt
		☐	Saturnino S. Fanlo
☐	WITHHOLD AUTHORITY	☐	Vincent Paul Finigan
	FOR ALL NOMINEES	☐	Paul M. Hazen
		☐	R. Glenn Hubbard
		☐	Ross J. Kari
☐	FOR ALL EXCEPT	☐	Ely L. Licht
	(See instructions below)	☐	Deborah H. McAneny
		☐	Scott C. Nuttall
		☐	Willy R. Strothotte
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.1